UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2021

AmerisourceBergen Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000
N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange	(NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

On January 6, 2021, AmerisourceBergen Corporation (the “Company”) announced that it has entered into a strategic transaction with Walgreens Boots Alliance, Inc. (“WBA”), the principal components of which are the acquisition by the Company of the majority of WBA’s Alliance Healthcare businesses; a three-year extension through 2029 of the existing distribution agreement between WBA and the Company; a three-year extension through 2029 of the arrangement pursuant to which the Company has access to generic drugs and related pharmaceutical products through Walgreens Boots Alliance Development GmbH; a distribution agreement pursuant to which the Company will supply branded and generic pharmaceutical products to WBA’s Boots UK Ltd. following the closing of the acquisition by the Company of the majority of WBA’s Alliance Healthcare businesses; and an agreement to explore a series of strategic initiatives designed to create incremental growth and efficiencies in sourcing, logistics and distribution.

Share Purchase Agreement

On January 6, 2021, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with WBA pursuant to which the Company will acquire the majority of WBA’s Alliance Healthcare wholesale distribution businesses, together with certain pre-wholesale and other services, as well as certain of WBA’s retail pharmacy operations from WBA for approximately $6.5 billion, comprised of $6.275 billion in cash, subject to certain purchase price adjustments, and 2 million shares of Company common stock. WBA’s operations in China, Italy and Germany are not part of this transaction. The Company expects to fund the cash purchase price through a combination of cash on hand and new debt financing, and has obtained $3.025 billion in bridge financing commitments in connection with this transaction (the “Transaction”). The Transaction is subject to the satisfaction of customary closing conditions, including receipt of applicable regulatory approvals.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The representations, warranties and covenants in the Share Purchase Agreement were made solely for the benefit of the parties to the Share Purchase Agreement for the purpose of allocating contractual risk between those parties, and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, WBA or any of their respective subsidiaries or affiliates.

A&R Shareholders Agreement

In connection with the closing of the Transaction, the Company and WBA will enter into an Amended and Restated Shareholders Agreement (the “A&R Shareholders Agreement”), which amends and restates in its entirety the existing Shareholders Agreement of the Company, dated March 18, 2013 (the “Existing Shareholders Agreement”). The A&R Shareholders Agreement, among other things, increases by 1% the percentage of outstanding ABC Common Stock which WBA and its affiliates are permitted to hold.

The foregoing description of the changes between the Existing Shareholders Agreement and the A&R Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of A&R Shareholders Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On January 6, 2021, the Company and WBA issued a joint press release announcing the execution of the Share Purchase Agreement, a copy of which is furnished as Exhibit 99.1 hereto. Additionally, on January 6, 2021, the Company presented an investor presentation in connection with the announcement of the Transaction, a copy of which is furnished as Exhibit 99.2 hereto.

The information in this Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This communication contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Our statements regarding anticipated synergies, earnings per share and adjusted earnings per share accretion and free cash flows and adjusted free cash flows are forward-looking statements and subject to significant uncertainty. In addition, other forward-looking statements may include, without limitation, statements about the proposed acquisition and related strategic transactions, the expected timetable for completing the proposed acquisition and related strategic transactions, the expected benefits and synergies of the proposed acquisition and related strategic transactions, future opportunities for AmerisourceBergen and WBA and any other statements regarding AmerisourceBergen’s, Alliance Healthcare’s or WBA’s future operations, financial or operating results, capital allocation, dividend policy, debt ratio, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, and other expectations and targets for future periods.  Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue”, “target” and variations of these words or comparable words.  Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to: the parties’ ability to meet expectations regarding the timing of the proposed acquisition and related strategic transactions; the parties’ ability to consummate the proposed acquisition and related strategic transactions; the conditions to the completion of the proposed acquisition and related strategic transactions; the regulatory approvals required for the proposed acquisition and related strategic transactions not being obtained on the terms expected or on the anticipated schedule or at all; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with GAAP and related standards, or on an adjusted basis; the integration of Alliance Healthcare into AmerisourceBergen being more difficult, time consuming or costly than expected; AmerisourceBergen’s or Alliance Healthcare’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that the combined company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed acquisition and related strategic transactions within the expected time frames or at all; customer loss and business disruption being greater than expected following the proposed acquisition and related strategic transactions; the retention of key employees being more difficult following the proposed acquisition and related strategic transactions; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of the business of AmerisourceBergen or Alliance Healthcare; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in each of AmerisourceBergen’s and WBA’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. You can access AmerisourceBergen’s or WBA’s filings with the SEC through the SEC website at www.sec.gov or through AmerisourceBergen’s or WBA’s website, and AmerisourceBergen and WBA strongly encourage you to do so. Except as required by applicable law, AmerisourceBergen, Alliance Healthcare and WBA undertake no obligation to update any statements herein for revisions or changes after the date of this communication.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

2.1	Share Purchase Agreement, by and between Walgreens Boots Alliance, Inc. and AmerisourceBergen Corporation, dated as of January 6, 2021.
10.1	Form of Amended and Restated AmerisourceBergen Shareholders Agreement, between AmerisourceBergen Corporation and Walgreens Boots Alliance, Inc.
99.1	Joint News Release, dated January 6, 2021, of AmerisourceBergen Corporation and Walgreens Boots Alliance, Inc.
99.2	Investor Presentation, dated January 6, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 8, 2021	By:	/s/ James F. Cleary
		Name:	James F. Cleary
		Title:	Executive Vice President and Chief Financial Officer